NSAR ITEM 77C

Van Kampen American Capital Global Equity Fund

(a)     A Special Meeting of Shareholders was held on October 25,
        1996.

(b)     The election of Trustees of Van Kampen American Capital
        Global Equity Fund ("Fund") included:

        None

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                   For  8,411,887     Against  142,975

               Approval of Interim Subadvisory Agreement with Morgan Stanley Asset Management, Inc. in the event of a change of control of the Adviser.

                   For  8,357,860     Against  155,214

               Approval of Interim Subadvisory Agreement with John Govett & Co. in the event of a change of control of the Adviser.

                   For  8,327,736     Against  179,714

        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

                   For  6,809,730     Against  204,982

        4)     For each AC Fund, to Ratify the Selection of Price
               Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                   For  8,494,475     Against  91,935




                            NSAR ITEM 77C

Van Kampen American Capital Global Equity Fund


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b)     The election of Trustees of Van Kampen American Capital
        Global Equity Fund ("Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
        R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip
        B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                    For  9,859,110     Against  157,683

               Approval of New Subadvisory Agreement with Morgan Stanley Asset Management, Inc. in the event of a change of control of the Adviser.

                    For  9,880,018     Against  152,446

        4)     For each AC Fund, to Ratify the Selection of Price
               Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                    For  9,919,577     Against  122,810




                               NSAR ITEM 77C

Van Kampen American Capital Global Government Securities Fund

(a)     A Special Meeting of Shareholders was held on October 25,
        1996.

(b)     The election of Trustees of Van Kampen American Capital
        Global Government Securities Fund (the "Fund") included:

        None

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                     For  11,366,934     Against  215,895

               Approval of Interim Subadvisory Agreement with Morgan Stanley Asset Management, Inc. in the event of a change of control of the Adviser.

                     For  11,358,098     Against  213,758

                Approval of Interim Subadvisory Agreement with John Govett & Co. in the event of a change of control of the Adviser.

                     For  11,307,364     Against  248,633

        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

                     For  7,988,731     Against  291,182

        4)     For each AC Fund, to Ratify the Selection of Price
               Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                     For  11,495,026     Against  137,548




                                NSAR ITEM 77C

Van Kampen American Capital Global Government Securities Fund


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b)     The election of Trustees of Van Kampen American Capital
        Global Government Securities Fund (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
        R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip
        B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                    For  7,540,303     Against  165,006

                Approval of New Subadvisory Agreement with Morgan Stanley Asset Management, Inc. in the event of a change of control of the Adviser.

                    For  7,541,975     Against  160,213

        4)     For each AC Fund, to Ratify the Selection of Price
               Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                    For  7,630,081     Against  93,117